SIXTH AMENDMENT TO 2005 CREDIT FACILITY

THIS SIXTH AMENDMENT TO 2005 CREDIT FACILITY AGREEMENT (this "Amendment") is made as of March 21, 2007, by and among Calypte Biomedical Corporation, a Delaware corporation ("Issuer"), and Marr Technologies, BV, a limited liability company established in the Netherlands ("Purchaser"). Unless otherwise defined herein, all capitalized terms used herein shall have the meanings given to them in the Credit Facility referred to below.

WHEREAS, Issuer and Purchaser are parties to the 2005 Credit Facility Agreement dated as of April 4, 2005, Amendment to 2005 Credit Facility dated as of November 30, 2005, Second Amendment to 2005 Credit Facility dated as of February 22, 2006, Third Amendment to 2005 Credit Facility dated as of July 6, 2006, Fourth Amendment to 2005 Credit Facility dated as of December 22, 2006 and Fifth Amendment to 2005 Credit Facility dated as of February 6, 2007 (collectively, the "Credit Facility"); and

WHEREAS, the parties now desire to amend and modify the Credit Facility to provide for the extension of the maturity date for monies borrowed and certain other modifications and amendments agreed to by the parties.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Issuer and Purchaser agree as follows:

1. Section III.b. of the Credit Facility is hereby amended and restated to read in its entirety as follows:

"b. Expiration of Agreement. This Agreement shall terminate on April 3, 2009.”

2. Governing Law. This Amendment shall be governed by and construed under the laws of the State of Delaware, without regard to the conflicts of laws principles of the State of Delaware.

3. Miscellaneous. Neither this Amendment nor any provision hereof may be changed, waived discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. This Amendment shall be binding upon Issuer and its successors and assigns, and all persons claiming under or through Issuer or any such successor or assign, and shall inure to the benefit of and be enforceable by Purchaser and its successors and assigns.

4. Execution. This Amendment may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing with the same force and effect as if such facsimile signature page were an original thereof.

5. Binding Effect. This Amendment shall not be binding upon the Company or the Issuer unless and until SF Capital Partners Ltd. (“SF”) has executed and delivered to the Company that certain Amendment to Secured 8% Convertible Promissory Notes in which SF agrees to change the maturity date to April 3, 2009 of all notes issued to it by the Company in connection with that certain Purchase Agreement dated April 4, 2005 (including, without limitation, any notes issued to it for the payment of interest).

6. Effect of Amendment. Except for the amendment provided for herein, the Credit Facility shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Sixth Amendment to Credit Facility to be duly executed and delivered as of the date first above written.

CALYPTE BIOMEDICAL CORPORATION

By:

Its:

Date: ___________________________

MARR TECHNOLOGIES, BV

By:

Its:

Date: ___________________________